                                                                   Exhibit 10.38

CHENIERE ENERGY, INC.

                                                   TWO ALLEN CENTER
                                                   1200 SMITH STREET, SUITE 1740
                                                   HOUSTON, TEXAS  77002-4312
                                                   (713) 659-1361
                                                   FAX: (713) 659-5459


                               December 13, 1999
Lender


     Form of Tenth Amendment to Securities Purchase Agreement ("Ninth
Amendment")

Dear Lender:

     Reference is made to the Securities Purchase Agreement dated as of December 15, 1997 as amended by the Third Amendment dated on or about
September 13, 1998, by the Fourth Amendment dated January 12, 1999 and by the Fifth Amendment dated March 15, 1999, by the Sixth Amendment dated April 14, 1999, by the Seventh Amendment dated May 19, 1999, by the Eighth Amendment dated July 13, 1999, by letter agreement dated August 25, 1999 and by the Ninth Amendment dated October 13, 1999 (as amended, the "Agreement"), between Cheniere Energy, Inc., a Delaware corporation ("Borrower"), and Lender. Unless otherwise indicated, all capitalized terms herein are used as defined in the Agreement.

     The purposes of this amendment to the Agreement are to extend the maturity date from December 15, 1999 to March 15, 2000 and to increase from $12,000,000 to $16,000,000 the amount of net funds which Borrower may raise through private placement of its equity securities or from the sale of seismic data and retain for use in its business before being required to direct the proceeds from such sources to prepayment of the Term Loan.

     For good and valuable consideration, which includes the issuance of 12,971 shares of Cheniere Energy, Inc. common stock, the issuance of three-year warrants to purchase 89,227 shares of Cheniere common stock and the adjustment of the exercise price to a dollar amount yet to be determined, but which will fall within the range of $0.75 to $1.00 per share, for all outstanding warrants issued pursuant to the Agreement, the receipt and adequacy of which are hereby acknowledged, Borrower and Lender agree as follows:

     2. Amendment of Terms of Payment. Section 2 of the Agreement is hereby amended by replacing paragraph (c) of such Section in its entirety with the following paragraph:

             (c) "In addition to prepayments under clause (b) above, Borrower shall make prepayments of principal of the Term Loan equal to the net cash proceeds received by Borrower from any private placement of Borrower's equity securities or from any sale by Borrower of seismic data, less up to $16,000,000 which may be retained by Borrower."

     2. Amendment of Maturity Date. The definition of Maturity Date in Section 12 shall be hereby amended by replacing the paragraph captioned MATURITY DATE in its entirety with the following paragraph:

               "MATURITY DATE means the earlier of (a) March 15, 2000 and (b) the date that the Senior Notes are declared immediately due and payable pursuant to SECTION 11 in the event of a Default; provided that Lender's rights continue until the Obligation has been paid and performed in full."

     3. Representations and Warranties. Borrower represents and warrants that it possesses all requisite power and authority to execute, deliver and comply with the terms of this instrument, which has been duly authorized and approved by all necessary corporate action and for which no consent of any person is required.

     4. Fees and Expenses. Borrower agrees to pay the reasonable fees and expenses of counsel to Lender for services rendered in connection with the negotiation and execution of this instrument.

     5. Loan Paper; Effect. This instrument is a Loan Paper and, therefore, is subject to the applicable provisions of Section 13 of the Agreement, all of which are incorporated herein by reference the same as if set forth herein verbatim. In the event of any inconsistency between the terms of the Agreement as hereby modified (the "Amended Agreement") and any other Loan Papers, the terms of the Amended Agreement shall control and such other document shall be deemed to be amended hereby to conform to the terms of the Amended Agreement.

     6. No Waiver of Defaults. This instrument does not constitute a waiver of, or a consent to any present or future violation of or default under, any provision of the Loan Papers, or a waiver of Lender's right to insist upon future compliance with each term, covenant, condition and provision of the Loan Papers, and the Loan Papers shall continue to be binding upon, and inure to the benefit of, Borrower, Lender and their respective successors and assigns.

     7. Final Agreement. THE LOAN PAPERS, AS AMENDED HEREBY, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

     If the foregoing terms and conditions are acceptable to Lender, Lender should indicate its acceptance by signing in the space provided below and returning an executed copy hereof to Borrower, whereupon this letter shall become an agreement binding upon and inuring to the benefit of Borrower and Lender and their respective successors and assigns.

                                      Sincerely,

                                      CHENIERE ENERGY, INC.


                                      By:
                                         ------------------------------
                                         Don A. Turkleson
                                         Chief Financial Officer
Accepted and agreed to as of the day
and year first set forth in this Tenth
Amendment.


--------------------------------
Lender

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